EXHIBIT 99.04

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2007

MOUNTAIN 1ST BANK & TRUST COMPANY

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	57763	20-1062814
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

101 Jack Street Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 28, 2007, we announced that we had surpassed $600 million in total assets. A copy of our press release is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description
99.1	Copy of the Bank’s press release dated December 28, 2007.

Disclosures about Forward Looking Statements

Statements in this report and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, weather and similar conditions, the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking market, the level of market interest rates, change in general economic conditions and the real estate market in our banking market, and other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mountain 1st Bank & Trust Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNTAIN 1ST BANK & TRUST COMPANY
(Registrant)

Date: January 2, 2008	By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer

Exhibit 99.1

News Release

Date:	Friday, December 28, 2007

Contact:	Greg Gibson, CEO (828) 697-3100

Release Date:	For Immediate Release

Mountain 1st Bank Reaches $600 Million in Assets

HENDERSONVILLE, N.C. / December 28 / PR Newswire / Mountain 1st Bank & Trust Company (OTCBB: MOBT) announced that the Bank has surpassed $600 million in assets. Commenting on this news, Greg Gibson, CEO stated, “We are pleased to report the continued growth of Mountain 1st to our shareholders and customers. After reaching $500 million in March of this year, we are particularly glad to have reached our next goal of $600 million prior to the end of this, our third full year of operation. We believe that the continued growth and profitability of Mountain 1st underscores the acceptance of the value proposition of our community banking model by the markets we serve. We look forward to the opportunities in the coming year to bring our style of banking to more markets in western North Carolina.”

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Mountain 1st Bank & Trust Company. Those statements include, but are not limited to statements regarding the company's plans, objectives, expectations and intentions and other statements that are not historical facts; as well as other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects,” “would be,” “continue,” and similar expressions. These statements are based upon the current beliefs and expectations of the management of Mountain 1st Bank & Trust Company and are subject to significant risks and uncertainties. Actual or future results or events may differ from those set forth in the forward-looking statements.

While we believe the assumptions, estimates and assessments underlying any forward-looking statements herein are reasonable, we can give no assurances that material uncertainties or other factors will not arise which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Therefore, we can give no assurance that the results contemplated in any forward-looking statements will be realized. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Mountain 1st Bank & Trust Company, one of the most rapidly growing community banks in the Southeast, is a state-chartered, non-member community bank headquartered in Hendersonville, N.C.

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100    Fax: 828-693-5008

SOURCE: Mountain 1st Bank & Trust Company

+++End of Release+++